AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 1997
                                            REGISTRATION NO.
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                              --------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                            KOS PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              --------------------

            FLORIDA                                    2834                                 65-0670898
(STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

              1001 Brickell Bay Drive, Suite 2502, Miami, FL 33131
                                  305-577-3464
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 DANIEL M. BELL
              1001 BRICKELL BAY DRIVE, SUITE 2502, MIAMI, FL 33131
                                  305-577-3464
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                              --------------------
                                   COPIES TO:

         STEVEN SONBERG, ESQ.                     BRUCE K. DALLAS, ESQ.
           HOLLAND & KNIGHT                       DAVIS POLK & WARDWELL
ONE EAST BROWARD BOULEVARD, SUITE 1300             450 LEXINGTON AVENUE
      FORT LAUDERDALE, FL 33301                     NEW YORK, NY 10017
             954-525-1000                              212-450-4000
     TELECOPIER NO. 954-463-2030               TELECOPIER NO. 212-450-4800

                              --------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:|_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-17991

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                              --------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                    PROPOSED               PROPOSED
                                                AMOUNT               MAXIMUM                MAXIMUM             AMOUNT OF
          TITLE OF EACH CLASS                    TO BE         OFFERING PRICE PER          AGGREGATE           REGISTRATION
     OF SECURITIES TO BE REGISTERED         REGISTERED (1)            SHARE           OFFERING PRICE (2)           FEE (3)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value............    4,772,500                $15.00               $71,587,500             $21,694
================================================================================================================================

(1) Includes 622,500 shares that the underwriters have an option to purchase to cover over-allotments, if any.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a).
(3) Of which $18,296 was previously paid.
                              --------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The information in the Registration Statement on Form S-1 filed by Kos Pharmaceuticals, Inc. with the Securities and Exchange Commission (File No. 333-17991) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida on March 7, 1997.

                                       KOS PHARMACEUTICALS, INC.


                                       By:/S/ DANIEL M. BELL
                                         -------------------------------------
                                         Daniel M. Bell, President And Chief
                                         Executive Officer

         Pursuant to the requirements of the Securities Act of 1993, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                   TITLE                               DATE
      ---------                   -----                               ----


/S/ DANIEL M. BELL
------------------------- President, Chief Executive              March 7, 1997
Daniel M. Bell            Officer and Director
                          (Principal Executive Officer)


       *
------------------------- Chairman of the Board of                March 7, 1997
Michael Jaharis           Directors


       *
------------------------- Controller                              March 7, 1997
Juan F. Rodriguez         (Principal Accounting Officer and
                          Principal Financial Officer)


       *
------------------------- Vice Chairman of the Board of           March 7, 1997
Robert E. Baldini         Directors


       *
------------------------- Director                                March 7, 1997
Steven Jaharis



*By:/S/ DANIEL M. BELL                                            March 7, 1997
    -------------------------------
    Daniel M. Bell
    Attorney-in-fact

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                      EXHIBIT DESCRIPTION
-------                     -------------------

 5.1 Opinion of Holland & Knight LLP as to the validity of the Common Stock being registered

23.1 Consent of Holland & Knight LLP (included as part of its opinion filed as Exhibit 5.1)

23.2     Consent of Arthur Andersen LLP